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                                                        EXHIBIT 23

                      MVSI, INC. AND SUBSIDIARIES



Consent of Independent Certified Public Accountants            [LOGO]


We have issued our reports dated November 22, 1996, accompanying the consolidated financial statements incorporated by reference or included in the Annual Report of MVSI, Inc., on Form 10-KSB for the year ended September 30, 1996. We hereby consent to the incorporation by reference of said reports in the Registration Statements of MVSI, Inc., on Form S-3 (File No. 33-89194, effective October 11, 1996).


                                                 Grant Thornton LLP


Vienna, Virginia
December 30, 1996